Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Two Strategic Acquisitions; Enters the Rapidly Growing Carbonated Home Beverage Market and Expands Retail Exchange Business into Canada

Company to Hold Conference Call on Wednesday, March 9, 2011 to Discuss Acquisitions, 2010 Preliminary Results and 2011 Guidance

Single-Serve Cold Carbonated Beverage Acquisition Is Expected To Expand Household Product Adoption & Penetration

Bottled Water Exchange Acquisition Will Expand Service to Over 600 Retail Exchange Locations in Canada

Company Provides Preliminary Fourth Quarter Results and Introduces First Quarter and Full Year 2011 Guidance

Company Increases 2011 Expected Retail Location Growth of 5,700 to 6,700

WINSTON-SALEM, N.C., March 9, 2011 — Primo Water Corporation (Nasdaq: PRMW), a rapidly growing provider of three-and five-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers nationwide, today announced it will enter the single-serve cold carbonated beverage market through the acquisition of certain assets from Omnifrio Beverage Company, LLC (www.omnifriobev.com). The Company also announced it has entered the Canadian 18-liter purified bottled water exchange market through the acquisition of certain assets of Culligan of Canada, Ltd. (“Culligan Canada”). The Canadian exchange acquisition represents Primo’s second transaction with Culligan following its acquisition of Culligan’s self-serve filtered drinking water refill business in November of 2010. In addition, the Company provided preliminary fourth quarter results and introduced fiscal 2011 guidance.

Single-Serve Cold Carbonated Beverage Market Entry

The Company entered into an agreement to acquire certain assets of Omnifrio, which consist primarily of appliance and intellectual property related to single-serve cold carbonated beverages and consumable flavor cups, or “S-cups”, and CO2 canisters used with the appliances to make a variety of cold beverages. The Omnifrio razor/razorblade (appliances/S-cups and CO2 canisters) business model is similar to the razor/razorblade business model utilized by Primo (dispensers/water).

The acquisition of Omnifrio positions Primo Water in the $39 billion U.S. market for carbonated beverages. The Company plans to integrate the Omnifrio carbonation and single-serve cold-beverage technology into certain of its water dispenser appliances to develop multi-beverage hydration stations for both household and office use. Omnifrio has several patent applications pending for its carbonated beverage makers. Omnifrio has developed about 30 flavors of single-serve packs or S-cups for 8 or 16 ounce beverages with three carbonation levels. The appliances utilize a CO2 cylinder that must be refilled periodically. Primo intends to leverage its existing distribution infrastructure and offer retailers a CO2 exchange program. Primo expects to begin selling cold carbonated beverage appliances and flavor cups to specialty and catalog retailers in the U.S. in the fourth quarter of 2011. The Company expects to sell the appliance at higher gross margins than its existing appliance business and to sell the S-cup and CO2 cylinder consumables at higher gross margins than its existing margins on water.

The purchase price for the Omnifrio assets will be approximately $13.1 million, consisting of approximately $7.0 million in cash and the issuance of 501,080 unregistered shares of the Company’s common stock with a value of approximately $6.1 million (calculated based on the trailing 20-day average closing price for the Company’s common stock preceding the date of the acquisition agreement). Omnifrio has not begun shipping product and therefore has no historical sales. The Primo shares issued in the acquisition will be subject to lockup agreements, with all of the shares subject to a lock-up that expires concurrent with the IPO lock-up that expires in May 2011 and 256,651 of the shares being subject to a lock-up that will expire two years after the closing date. Additionally, $2.0 million of the cash consideration will be paid fifteen months after the closing date and is subject to offset for indemnification claims. The acquisition is subject to customary conditions to closing and is expected to close within approximately 45 days.

Primo expects the Omnifrio business to generate $2.0 to $4.0 million in sales and negatively impact GAAP diluted earnings per share in the range of ($0.23) to ($0.29), non-GAAP pro forma fully-taxed diluted earnings per share in the range of ($0.14) to ($0.17), GAAP loss from operations in the range of ($4.6) to ($5.8) million, and non-GAAP EBITDA in the range of ($4.0) to ($5.0) million for 2011. The difference in the GAAP and non-GAAP measures represents an add-back for intangible amortization of approximately $0.4 million and application of the full tax effect. Primo expects the acquisition to be accretive to earnings and contribute to EBITDA in the range of $6.0 to 8.0 million in fiscal 2012.

Billy D. Prim, Primo’s President and CEO stated, “We are very excited about the acquisition of Omnifrio which should enhance our ability to add innovative beverage and hydration solutions to our line of water dispensers and should help convert more households into Primo consumers. This technology combines two of the fastest-growing beverage categories - carbonation systems and single serve beverages. Additionally, we plan to offer two add-on recurring-revenue consumables, single-serve flavors, or S-cups, and CO2 cylinders for exchange, which will further accelerate our revenue growth and margin expansion long-term.”

Canadian Market Entry for Exchange

Primo is continuing to expand its geography and number of locations for all of its products by acquiring the Culligan Canada exchange business. Primo completed the acquisition of certain assets relating to Culligan Canada’s 18-liter purified bottled water exchange business marketed to retailers for resale to consumers. Culligan Canada provides this service to over 600 retail locations in Canada, including Wal-Mart, Home Depot, Zellers and Sobey’s. The existing Culligan distribution network will continue to bottle and deliver water in the Canadian market for Primo. Primo intends to leverage its existing relationships and marketing expertise to increase market share and number of locations in Canada.

The purchase price for the acquired assets was approximately $5.4 million, consisting of approximately $1.6 million in cash and the issuance of 307,217 unregistered shares of the Company’s common stock with a value of approximately $3.8 million (calculated based on the trailing 20-day average closing price for the Company’s common stock preceding the date of the acquisition agreement). The shares are subject to a lockup agreement that expires concurrent with the existing IPO lockup that expires in May 2011. The 2010 revenues for the business were $3.0 million resulting in pro forma income from operations of approximately $0.3 million and EBITDA of approximately $0.6 million. The pro forma adjustment reflects operation of the business using the Primo US business model, with regional operators performing the bottling and delivery of water for a fixed fee. This model is different from Culligan’s historical vertically integrated business model. The difference between pro forma income from operations and EBITDA is due to depreciation and amortization. The acquisition is expected to be approximately $0.01 accretive to 2011 earnings per share on a fully-diluted, fully-taxed basis utilizing a 37% tax rate. We do not expect to pay taxes in the near term as we have sufficient net operating loss carryforwards to offset taxable income.

Mr. Prim, added, “The acquisition of Culligan Canada’s exchange business provides us access to an established network of regional operators and major retail customers. We believe we can expand the existing number of Canadian exchange locations and penetrate the Canadian market with our water dispenser line. Certain of our major customers in the U.S. have recently announced aggressive expansion plans in Canada. We are very pleased with the ability of our team to identify and execute the acquisition of the Culligan Canada retail exchange business and we believe our business model has us well positioned for many years of organic and acquired growth.”

Fourth Quarter 2010 Preliminary Results

For the fourth quarter of 2010, the Company expects to report a net sales increase of approximately 61% to $12.7 million, consistent with prior guidance. The fourth quarter results include the impact of the Culligan US acquisition from the acquisition date of November 10, 2010. The Company expects to achieve fourth quarter 2010 GAAP loss per share of ($0.95) to ($1.00), non-GAAP pro forma fully-taxed loss per share of ($0.12) to ($0.15), GAAP loss from operations of ($3.9) to ($4.2) million and Non-GAAP pro forma EBITDA in the range of break-even to $0.2 million. The pro forma adjustments, as described in our third quarter of 2010 earnings release, include the following non-cash and non-recurring charges related to our initial public offering and concurrent acquisition of the Culligan refill business:

•	Preferred stock beneficial conversion charge of approximately $5.4 million

•	Share based compensation charge of $0.3 million

•	Modification of warrants charge of $0.2 million

•	Acquisition related charges of $2.5 million

First Quarter and Full Year 2011 Guidance

The Company ended the year with approximately 12,600 combined exchange and refill locations, excluding the 600 locations acquired from Culligan Canada as described above. The Company had a major mass merchandise retailer that originally planned a slow regional rollout of exchange locations beginning in the fourth quarter of 2010; however, the retailer requested an aggressive national installation schedule in two phases beginning in the first quarter of 2011. This caused a substantial number of installations to move from the fourth quarter of 2010 to the first quarter of 2011. In addition, the Company expects to have substantially more mass merchant locations by the end of the first quarter of 2011 than originally planned and expects to end the quarter with total locations installed at or above plan. The shift in timing of installs from the fourth quarter of 2010 to the first quarter of 2011 is expected to reduce expected revenue growth for the first and second quarters of 2011. The larger number of mass merchant locations installed at the end of the first quarter is expected to have a positive impact on anticipated revenue growth in the second half of 2011. As a result, Primo expects full year 2011 revenues, income from operations, non-GAAP pro forma EBITDA, net income and pro forma earnings will be in line with expectations, excluding the impact of the acquisitions.

The Company expects net sales to increase 80% to 85%, or in the range of $15.9 to $16.3 million, in the first quarter of 2011 compared to the same period last year. Primo expects to end the first quarter with 14,500 to 14,900 combined exchange and refill locations. The Company expects to achieve first quarter GAAP loss per diluted share of ($0.07) to ($0.11), non-GAAP pro forma fully-taxed earnings (loss) per diluted share of ($0.04) to break-even, GAAP loss from operations of ($0.4) to ($1.2) million and Non-GAAP pro forma EBITDA in the range of $1.8 to $2.6 million. The adjustments from the GAAP to non-GAAP measures consist of adjustments related to stock-based compensation, non-recurring acquisition related costs and the impact of applying full tax.

For fiscal 2011, the Company expects net sales to increase 260% to 275%, or in the range of $116 to $123 million, which includes the impact of the two acquisitions. Primo expects to end the year with 18,700 to 19,700 retail locations which is the result of adding between 5,700 to 6,700 retail locations for the year. The Company also expects to achieve full year 2011 GAAP earnings per diluted share of $0.06 to $0.15, non-GAAP pro forma fully-taxed earnings per diluted share of $0.16 to $0.24, GAAP income from operations in the range of $5.3 to $7.5 million and Non-GAAP pro forma EBITDA in the range of $16.5 to $19.5 million. The adjustments from the GAAP to non-GAAP measures consist of adjustments related to stock-based compensation, non-recurring acquisition related costs and the impact of applying full tax.

Mr. Prim concluded, “We achieved record sales for the fourth quarter and are on track to deliver strong results in 2011. We are also accelerating exchange installations at high volume mass merchants, which gives us confidence in our ability to continue to gain share in the purified water market, execute on our growth plan and increase long-term profitability. Going forward, we intend to continue to execute on our three long-term strategies:

•	Increase retail locations to 40,000 — 50,000;

•	Increase same-store sales of water by selling innovative beverage dispensers, which we believe will lead to greater household penetration; and

•	Pursue strategic acquisitions. ”

Conference Call

The Company will hold conference call on Wednesday March 9, 2011 at 5:00 p.m. ET with additional comments and details. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water’s website at www.primowater.com, and will be archived online through March 22, 2011. In addition, listeners may dial (866) 712 – 2329 in North America, and international listeners may dial (253) 237 — 1244.

The Company will announce full results for the fourth quarter and fiscal year ended December 31, 2010 on Thursday, March 24. The earnings date had been moved to allow analysts to publish reports in compliance with FINRA guidelines.

About Primo Water Corporation

Primo Water Corporation is a rapidly growing provider of three-and five-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada. The Company’s products provide an environmentally friendly, economical, convenient and healthy solution for consuming purified water.

Forward-Looking Statements

Certain statements contained herein (including our first quarter and full year 2011 guidance) are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of the Company’s water bottle exchange and water bottle refill services and its water dispensers, changes in the Company’s relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industry in general, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the loss of key Company personnel, changes in the regulatory framework governing the Company’s business, , the Company’s inability or failure to close the Omnifrio acquisition, the Company’s inability to efficiently and effectively integrate the Culligan and Omnifrio acquisitions with the Company’s historical business, the Company’s inability to efficiently expand operations and capacity to meet growth, the Company’s inability to introduce and produce new product offerings, and the failure of lenders to honor their commitments under the Company’s credit facility, as well as other risks described more fully in the Company’s Prospectus filed with the Securities and Exchange Commission on November 5, 2010. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

Use of Non-GAAP Financial Measures

To supplement its financial statements, Primo also provides investors with non-GAAP pro forma net income (loss) per diluted share and pro forma EBITDA, which are non-GAAP financial measures. Primo believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Primo management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses and planning purposes.  These measures are also presented to the Primo’s board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income and income tax (benefit) expense. Pro forma EBITDA consists of EBITDA plus non-cash, share-based compensation expense and costs related to acquisitions. Primo uses pro forma EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes from operating results the impact of the Company’s capital structure and non-recurring charges related to acquisitions. Primo believes pro forma EBITDA is useful to an investor in evaluating the company’s operating performance because it is widely used to measure a Company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired. Primo also uses pro forma EBITDA for purposes of determining executive and senior management incentive compensation.

Non-GAAP pro forma net income (loss) per share consists of net income (loss) plus non-cash, share-based compensation expense, non-recurring acquisition related expense and amortization expense related to intangible assets less the pro forma effect of fully-taxed income divided by the weighted average number of shares of common stock outstanding during each period. Primo believes non-GAAP pro forma net income (loss) per share is useful to an investor because it is widely used to measure a Company’s operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations.